UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2019

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

MD	001-36113	20-0068852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Park Avenue South, New York, NY 10010
(Address of principal executive offices, including zip code)

(212) 687-0800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	CXP	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD.

Columbia Property Trust (the "Company") issued a press release on December 3, 2019 announcing certain key transactions, providing preliminary 2020 guidance and announcing a dividend rate increase. A copy of this press release and a copy of the Company's presentation regarding these events, which has been published to the Company's website, are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The information in this Item 7.01 of Form 8-K and the attached Exhibits 99.1 and 99.2 are furnished to the Securities and Exchange Commission (the "SEC"), and shall not be deemed to be "filed" with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934 as amended, or the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing filed under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
99.1	Press release dated December 3, 2019
99.2	December 2019 Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: December 3, 2019	By:	/s/ James A. Fleming
James A. Fleming
Chief Financial Officer